SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2008

VERTIS, INC.

d/b/a Vertis Communications

(Exact name of registrant as specified in its charter)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET	21201
BALTIMORE, MARYLAND	(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

                As previously announced, Vertis, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vertis Holdings, Inc., the parent of the Company, Victory Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Victory Merger Sub”), and ACG Holdings, Inc. (“ACG”) pursuant to which Victory Merger Sub will be merged with and into ACG, with ACG surviving the merger (the “Merger”).  On July10, 2008, in accordance with the Merger, the Company announced that it has secured commitments from third party lenders to provide $380 million in debtor-in-possession financing and $650 million in exit financing.  The financing commitments are subject to the satisfaction of customary closing conditions and receipt of necessary approvals.  A copy of the press release announcing the securing of the commitments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

99.1         Press Release, dated July 10, 2008, issued by Vertis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ Barry Kohn
	Name:	Barry Kohn
	Title:	Chief Financial Officer

Date:  July 10, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 10, 2008 issued by Vertis, Inc.